EXHIBIT 32

CERTIFICATION

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Gardenburger, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott C. Wallace, Chairman, President and Chief Executive Officer of the Company, and I, Robert T. Trebing, Jr., Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott C. Wallace
Scott C. Wallace
Chairman, President and Chief Executive Officer
Gardenburger, Inc.
February 18, 2005

/s/ Robert T. Trebing, Jr.
Robert T. Trebing, Jr.
Senior Vice President and Chief Financial Officer
Gardenburger, Inc.
February 18, 2005

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.  A signed original of this written statement required by Section 906 has been provided to Gardenburger, Inc. and will be retained by Gardenburger, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.